BB&T Corporation

Acquisition of National Penn Bancshares

Strengthens Attractive Mid-Atlantic Franchise

August 17, 2015

Exhibit 99.2

Forward-Looking Statements
Important Additional Information and Where to Find It
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving National Penn’s and BB&T’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,”
“anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.
Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.
In addition to factors previously disclosed in National Penn’s and BB&T’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by National Penn shareholders; delay in closing the merger; difficulties and delays in integrating the National Penn business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BB&T products and services;
customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives;
competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and other legislative and regulatory actions and reforms.
Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.
In connection with the proposed merger, BB&T will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of National Penn and a
Prospectus of BB&T, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF NATIONAL PENN ARE URGED TO READ THE REGISTRATION
STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT
DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN
IMPORTANT INFORMATION.
A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BB&T and National Penn, may be obtained at the SEC’s Internet site
(http://www.sec.gov). You will also be able to obtain these documents, free of charge, from BB&T at www.bbt.com under the heading “About BB&T” and then under the heading “Investor Relations” and then under “BB&T Corporation’s SEC Filings” or from National Penn at www.nationalpennbancshares.com under the heading “SEC
Filings” and then under “Documents”. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to BB&T Corporation, 150
South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Shareholder Services, Telephone: (336) 733-3065 or to National Penn Bancshares,
Inc., 645 Hamilton Street, Suite 1100, Allentown, PA 18101, Attention: Shareholder Services, Telephone: (610) 861-3983.
National Penn and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of National Penn in connection with the proposed merger. Information about the directors and executive officers of National Penn and their ownership of National Penn common stock is set forth in the proxy statement for National Penn’s 2015 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 18, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy
Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Strategic and Compelling Acquisition of National Penn
Note:
Financial data at or for the six months ended June 30, 2015.  Loan and deposit composition based on regulatory filings.
National Penn Financial Highlights
Loan Composition
Deposit Composition
Total: $6,168MM
Yield on Total Loans: 3.87%
Total: $6,733MM
Cost of Total Deposits: 0.27%
Strategically compelling
Significant expansion in Mid-Atlantic Region
#4 pro forma market share in Pennsylvania
Highly synergistic with recently closed Susquehanna
acquisition
Consistent with BB&T’s acquisition criteria
Financially attractive
Approximately $1.8 billion aggregate deal value
EPS accretive and exceeds IRR hurdle
Compelling use of capital
Partial reallocation of approved 2015 CCAR share
buyback
Significant expansion of attractive Mid-Atlantic footprint
Eastern PA and the Philadelphia MSA
BB&T well prepared to successfully execute on this
acquisition
Extensive due diligence process and planning
Successful integration of recent acquisitions is well
underway including cultural integration
Compatible culture with BB&T
Client oriented community bank model
Experienced management team with deep knowledge
of its
Pennsylvania markets
Assets ($MM)
$9,604
Loans ($MM)
6,168
Deposits ($MM)
6,733
Common Equity ($MM)
1,138
YTD ROAA
1.1%
YTD ROAE
9.5
YTD ROATE
13.3
TCE / TA
8.9
Common Equity Tier 1 Ratio
12.1
CRE
28%
1-4 Family
22%
C&I
14%
HELOC
12%
Farm &
Agriculture
9%
Consumer
4%
Multifamily
4%
Construction
3%
Other
3%
Transaction /
MMDA /
Savings
82%
Retail Time
13%
Jumbo Time
5%

Key Transaction Terms
Purchase Price
$1.8 billion aggregate consideration
$13.00 per National Penn common share
(1)
Price / 2016E Street EPS: 16.0x
Price / TBV: 2.2x
Consideration
70% stock / 30% cash in aggregate
National Penn stockholders can elect to receive 0.3206 of a share of BB&T common stock or $13.00 in cash
Subject to proration such that total consideration will be approximately
$550 million in cash and approximately 31.6 million BB&T common shares
(1)
Tax free transaction for stock component
Cost Savings
Approximately $65 million pre-tax (fully phased-in)
Approximately 30% of National Penn’s non-interest expense
Merger & Integration
Costs
Approximately $100 million (pre-tax)
Credit Mark
3.0% of loans and leases
Expected
Closing
Mid-2016
Closing Conditions
National Penn shareholder approval
Other customary closing conditions including regulatory approval
(1):
Based on BB&T’s average closing stock price for the trailing 20 trading days through August 17, 2015.

Note:
Branches, deposits and deposit market share exclude branches with deposit balances greater than $1 billion.
Source:
SNL Financial.
BB&T
branch
data
as
of
June
30,
2014;
National
Penn
branch
data
as
of
June
30,
2015.
Deposit
data
as
of
June
30,
2014.
Branch
and
deposit
data
pro
forma
for
announced
BB&T
National Penn
Significant Penetration in Attractive Mid-Atlantic Region
Deposits ($MM)
Market Rank
Market Share
National Penn's Top 10 Counties
National Penn
BB&T
Combined
National Penn
BB&T
Combined
National Penn
BB&T
Combined
Berks, PA
$1,337
$380
$1,717
2
8
1
18.7%
5.3%
24.0%
Northampton, PA
1,042
85
1,126
2
13
2
18.4
1.5
19.9
Chester, PA
831
780
1,612
5
6
2
7.3
6.9
14.2
Lehigh, PA
701
161
862
2
13
2
10.9
2.5
13.4
Bucks, PA
618
173
792
8
19
6
3.9
1.1
5.0
Montgomery, PA
519
994
1,513
12
8
5
2.1
4.0
6.1
Philadelphia, PA
348
122
470
15
22
13
1.7
0.6
2.3
Luzerne, PA
329
152
481
6
11
4
5.6
2.6
8.3
Lancaster, PA
312
2,669
2,981
7
1
1
3.0
25.8
28.8
Centre, PA
310
85
396
3
9
3
11.9
3.3
15.1
Top 10 Counties Total
$6,348
$5,600
$11,949
Other Counties
511
150,351
150,862
Total
$6,860
$155,952
$162,811
Top 15 Banks in Pennsylvania
Deposit
Deposits
Market
Rank
Institution
Branches
($MM)
Share
1.
PNC
446
$35,394
14.4%
2.
Wells Fargo
280
24,339
9.9
3.
Citizens Financial
359
21,673
8.8
BB&T Pro Forma
294
15,715
6.4
4.
Toronto-Dominion
97
12,042
4.9
5.
M&T Bank
258
11,518
4.7
6.
F.N.B. Corporation
196
10,689
4.3
7.
BB&T
178
9,106
3.7
8.
Fulton Financial
127
7,747
3.1
9.
National Penn
116
6,609
2.7
10.
Banco Santander
157
6,198
2.5
11.
First Niagara
124
5,743
2.3
12.
Northwest Bancshares
136
5,003
2.0
13.
S&T Bancorp
63
4,617
1.9
14.
First Commonwealth
107
4,476
1.8
15.
Dollar Bank
37
3,656
1.5
Williamsport
Washington D.C.
Hagerstown
Baltimore
Philadelphia
Reading
Harrisburg
Camden
Lancaster
Ocean City
Allentown

M&A through August 17, 2015.  BB&T pro forma for the acquisition of Susquehanna.

National Penn’s Revenue Composition
National Penn’s Revenue Profile
Source:
SNL Financial, Company filings.
For the Six Months Ended June 30, 2015.
Net Interest
Income
74%
Wealth
Management
7%
Cash
Management and
Electronic
Banking Fees
5%
Services Charges
on Deposits
4%
Insurance
Commissions and
fees
3%
Other
3%
Mortgage Banking
2%
BOLI
2%
Complementary business model which fits well with BB&T’s
community banking model
Several non-bank businesses that will contribute to
BB&T’s continuing focus on revenue diversification
National Penn Bank
Commercial and consumer banking
$9.6 billion of assets as of 6/30/15
Operates a regional community banking model
National Penn Wealth Management
Investment management and fiduciary services for
individuals, corporations, government entities and non-
profit institutions
$2.6 billion AUM as of 6/30/15
Also offers private banking services for high net worth
individuals
National Penn Insurance Services Group
~11,000 customers
Top 20 bank-owned insurance brokerage firm
P&C insurance services for retail and business clients
Specialized employee benefits consulting services

Source:
SNL Financial. Branch and deposit data as of June 30, 2014, pro forma for M&A announced through August 17, 2015.
Texas
Acquisition of 63 branches ($3.5
billion in deposits) from Citibank
37 de novo branches since 2012
Branch presence has grown from
22 to 121 since our Colonial
acquisition
Fastest growing market in our
franchise
28% increase in average June 30,
2015 YTD loan balance vs. June
30, 2014 YTD
Cincinnati
Acquisition of The Bank of
Kentucky ($1.8 billion in assets)
#1 in Northern Kentucky
#7 in Cincinnati MSA
Exciting opportunity to grow
around the broader Cincinnati
market
Pennsylvania
Pennsylvania
will
be
BB&T’s
3
rd
largest state presence
Philadelphia MSA will be BB&T’s
5
th
largest market
Complementary franchises
enhance market penetration and
competitive positioning
BB&T
Susquehanna
The Bank of Kentucky
Citibank
National Penn
Leveraging BB&T’s Proven Practices Across a Broader Platform

BB&T’s Business Model Thrives Across Markets of Widely
Differing Characteristics
(1):
Total estimated population as of January 1, 2015.
(2):
Number of firms with sales <$50 million as of August 17, 2015.
(3):
Real Gross Domestic Product as measure on January 1 of each year, adjusted for inflation.
(4):
Represents
the
average
annual
growth
rate
from
12/31/09
–
12/31/13.
(5):
Preliminary for June 2015.
(6):
Non-seasonally adjusted.
(7):
Median household income estimated for the calendar year 2015 as of January 1, 2015.
Note:
Branch data as of June 30, 2014, pro forma for announced M&A through August 17, 2015.
Source:
SNL Financial, Nielsen, Hoovers, U.S. Bureau of Labor Statistics, U.S. Bureau of Economic Analysis.
Winston-
Washington,
Philadelphia
Allentown
Lancaster
Salem
DC
Miami
Dallas
Total Population (MM)
(1)
6.1
0.8
0.5
0.7
6.1
5.9
7.0
per Bank Branch
3,440
3,057
2,768
4,046
3,609
3,600
4,070
#
of
Middle
Market
and
Small
Businesses
(2)
297,621
38,426
26,338
29,205
335,587
470,763
392,568
per Bank Branch
169
142
136
180
200
286
230
2013 GDP ($BN)
(3)
$358,091
$32,416
$21,587
$25,382
$437,085
$263,115
$413,627
2013 GDP Growth
(3)
0.4%
1.4%
1.8%
0.9%
(0.8)%
2.4%
2.1%
Avg.
Annual
GDP
Growth
'09
-
'13
(3)(4)
0.8
1.9
2.5
0.7
1.2
1.5
3.9
Current Unemployment Rate (June '15)
(5)(6)
5.6%
5.5%
4.5%
5.9%
4.8%
5.7%
4.0%
2009
Peak
Unemployment
(6)
8.8
9.1
7.6
10.8
6.3
11.2
8.7
Historical
Population
Growth
'10
-
'15
1.61%
0.88%
2.83%
2.31%
7.63%
6.50%
8.18%
Projected
Population
Growth
'15
-
'20
1.63
0.88
2.39
3.30
6.30
6.37
7.12
Median
Household
Income
(7)
$62,072
$58,052
$56,243
$44,432
$92,441
$47,423
$58,865

Community Banking Model is a Key Driver of BB&T’s Success
BB&T’s approach to community banking has
yielded broad success
Collaboration and integration
Local, visible leadership
Local decision-making
Knowing your client
Client advocacy: giving voice to the client
Partnerships across the bank
Seamless perfect client experience
Acquisitions are structured to fit with the
community banking model
Texas –
operates in
two newly established regions
The Bank of
Kentucky
–
newly
established
Northern Kentucky / Greater Cincinnati
region
Susquehanna
–
three
newly established regions  in
Pennsylvania and New Jersey
National
Penn
–
newly
established Eastern Pennsylvania
region, headquartered in Allentown
Scott V. Fainor, National Penn CEO, to be
named Group Executive and will oversee
newly created regions throughout
Pennsylvania and contiguous states
One newly established region from
National Penn and three newly
established regions from Susquehanna

Vision

Mission

Values

HAPPINESS
SELF-ESTEEM
PRIDE
SUCCESS
PRODUCTIVITY
TEAMWORK
JUSTICE
JUDGMENT
REALITY
REASON
INDEPENDENT THINKING
CHARACTER
HONESTY
INTEGRITY

BB&T’s Culture is Non-negotiable
To Create the Best Financial Institution Possible
Be The Best of the Best!
Helping our CLIENTS
achieve economic
success and financial security
Creating a place where our ASSOCIATES
can learn, grow and be fulfilled in their
work
Making the
COMMUNITIES
in which we
work better places to be, and thereby
Optimizing the long-term return to our
SHAREHOLDERS, while providing a safe
and sound investment.

BB&T

keynote

Test. Measure. Monitor.
Assure the connected experience.

Bloomberg Markets
WORLD'S STRONGEST BANKS 2015

tnschoice

GREENWICH ASSOCIATES

training TOP 125

BB&T is Continually Recognized as an Industry Leader
BB&T Ranked First for Overall Customer Experience Among U.S. Retail Banking
Websites for the Third Straight Year, Placing First in all Four Customer Experience
Categories.
BB&T was named the 2015 TNS Choice Awards winner for Commercial Banking.  This national award names BB&T as the preferred provider for acquiring, developing, and retaining customers.
2015 World’s Strongest Banks:
BB&T ranks in the top 3 in the U.S. and in the top 15 globally by Bloomberg
Greenwich Associates recognized BB&T as a “Best Brand”
award recipient for 2014. BB&T was one of more than 750 banks evaluated by clients and non-clients in their Brand Study.
BB&T Retirement and Institutional Services received a top ranking and 33 Best-in-Class awards in the national
‘2014 Defined Contribution Survey,’ conducted by PLANSPONSOR magazine
Training Magazine has ranked us #1 among banks in their “Top 125” list.
BB&T ranked 18th overall among all companies.

Summary Observations
National Penn is an attractive opportunity to broaden BB&T’s Mid-
Atlantic region
Exciting build-out of BB&T’s newer Mid-Atlantic markets
Solidifies investment in new markets by creating top 4 market share in
Pennsylvania
Compatible culture will help integrate National Penn markets within
BB&T’s community banking model
Compelling combination with legacy Susquehanna franchise
Value accretive to shareholders
Consistent with BB&T’s acquisition criteria
Community banking model continues to be a key driver of BB&T’s success
Culture has and will continue to be a critical part of all acquisitions
Consistency around BB&T’s vision, values and mission is non-negotiable